EXHIBIT NO. 99.(a) 26

MFS SERIES TRUST I

CERTIFICATION OF AMENDMENT

TO THE DECLARATION OF TRUST

TERMINATION OF CLASS

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated as of December 16, 2004, as amended (the “Declaration”), of MFS Series Trust I (the “Trust”), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that Class 529A, 529B, and 529C Shares of MFS New Discovery Fund, a series of the Trust, have been terminated effective April 27, 2018.

IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of April 27, 2018, and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

STEVEN E. BULLER	ROBERT J. MANNING
Steven E. Buller	Robert J. Manning
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

JOHN A. CAROSELLI	CLARENCE OTIS, JR.
John A. Caroselli	Clarence Otis, Jr.
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MAUREEN R. GOLDFARB	MARYANNE L. ROEPKE
Maureen R. Goldfarb	Maryanne L. Roepke
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

MICHAEL HEGARTY	ROBIN A. STELMACH
Michael Hegarty	Robin A. Stelmach
c/o MFS Investment Management	MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199

JOHN P. KAVANAUGH	LAURIE J. THOMSEN
John P. Kavanaugh	Laurie J. Thomsen
c/o MFS Investment Management	c/o MFS Investment Management
111 Huntington Avenue	111 Huntington Avenue
Boston, MA 02199	Boston, MA 02199